Exhibit 3.3
CHARTER OF
LOGAN’S ROADHOUSE, INC.
          The undersigned person, having capacity to contract and acting as the incorporator of a corporation under Section 48-12-101 of the Tennessee Business Corporation Act (the “Act”), adopts the following charter for such corporation:
          1. Name. The name of the corporation is Logan’s Roadhouse, Inc. (the “Corporation”).
          2. Registered Office and Registered Agent. The address of the registered office of the Corporation in Tennessee is 565 Marriott Drive, Suite 490, Nashville, Davidson County, Tennessee 37214. The Corporation’s registered agent at the registered office is Edwin W. Moats.
          3. Incorporator. The name and address of the sole incorporator of the Corporation is J. Chase Cole, Nashville City Center, 511 Union Street, Suite 2100, Nashville, Davidson County, Tennessee 37219-1760.
          4. Principal Office. The address of the principal office of the Corporation is 565 Marriott Drive, Suite 490, Nashville, Davidson County, Tennessee 37214.
          5. Corporation for Profit. The Corporation is for profit.
          6. Authorized Shares. The Corporation shall have authority, acting by its board of directors, to issue not more than twenty million (20,000,000) shares divided into classes as follows:
     (a) Fifteen million (15,000,000) shares shall be shares of common stock, each with a par value of one cent ($.01) (“Common Stock”). All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
     (b) Five million (5,000,000) shares shall be shares of preferred stock, each with a par value of one cent ($.01) (“Preferred Stock”).
     (i) The board of directors is hereby authorized to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution, as hereinafter provided, and shall have such distinctive designations as may be stated in the articles of amendment providing for the issue of such stock adopted by the board of directors. In such articles of amendment providing for the issuance of shares of each particular series, the board of directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law except insofar as such rights and preferences are fixed herein. Such authorization in the board of directors shall expressly include the authority to fix and determine the relative rights and preferences of such shares in the following respects:
     (A) The rate of dividend;
     (B) Whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;
     (C) The amount payable upon shares in the event of voluntary and involuntary liquidation;
     (D) The purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;
     (E) The terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;
     (F) Whether or not shares have voting rights, and the extent of such voting rights, if any, including the number of votes per share; and
     (G) Whether or not shares shall be cumulative, non-cumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.
All shares of the Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the board of directors as hereinabove provided in this paragraph

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and which may vary among the series. Different series of the Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes except when such voting by classes is expressly required by law.
     (ii) The holders of Preferred Stock are entitled to receive, when and as declared by the board of directors, but only from funds legally available for the payment of dividends, cash dividends at the annual rate for each particular series as theretofore fixed and determined by the board of directors as hereinbefore authorized, and no more; such dividends to be payable before any dividend on Common Stock shall be paid or set apart for payment. Arrearages in the payment of dividends shall not bear interest.
     (iii) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount in cash for each share equal to the amount fixed and determined by the board of directors in any articles of amendment providing for the issue of any particular series of Preferred Stock, plus an amount equal to any dividends payable to such holder which are then unpaid, either under the provisions of the articles of amendment providing for the issue of such series of Preferred Stock or by declaration of the board of directors, on each such share up to the date fixed for distribution, and no more, before any distribution shall be made to the holders of Common Stock.
          7. Limitation on Directors’ Liability.
          (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act, as amended from time to time.
          (b) If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of

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directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the foregoing by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
          8. Indemnification.
          (a) The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”). The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (1) in any proceeding by the Corporation against such indemnitee; or (2) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (i) any breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act.
          (b) The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to paragraph 8(a), are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are nonexclusive of other similar rights which may be granted by law, this Charter, the bylaws, a

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resolution of the board of directors or shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification, and advancement of expenses are hereby specifically authorized.
          (c) Any repeal or modification of the provisions of this paragraph 8, either directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph 8 which occur subsequent to the effective date of such amendment.
          9. Express Powers of Board of Directors. In furtherance of and not in limitation of the powers conferred by statute, the Corporation is expressly authorized, acting upon the authority of the board of directors and without the approval of the shareholders, to:
          (a) Issue shares of any class or series as a share dividend in respect of shares of the same class or series or any other class or series;
          (b) Fix or change the number of directors, including an increase or decrease in the number of directors;
          (c) Determine, establish or modify, in whole or in part, the preferences, limitations and relative rights of (i) any class of shares before the issuance of any shares of that class, or (ii) one or more series within a class before the issuance of any shares of that series. The board of directors is further authorized to amend this Charter, without shareholder action, to set forth such preferences, limitations and relative rights; and
          (d) Determine, in accordance with law, the method by which vacancies occurring on the board of directors are [ILLEGIBLE] a filled.

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          10. Removal of Directors for Cause. Directors may be removed for cause by a vote of a majority of the entire board of directors.

/s/ J. Chase Cole
J. Chase Cole
Incorporator

Dated: March 30, 1995

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Exhibit A
AMENDED AND RESTATED CHARTER
OF
LOGAN’S ROADHOUSE, INC.
     Pursuant to the provisions of Section 48-20-101 of the Tennessee Business Corporation Act (the “Act”), the undersigned corporation adopts the following amended and restated charter:
     1. Name. The name of the corporation is Logan’s Roadhouse, Inc. (the “Corporation”). The Corporation may conduct operations under such other names as the Board of Directors may designate.
     2. Registered Office and Registered Agent. The address of the registered office of the Corporation in Tennessee is 565 Marriott Drive, Suite 490, Nashville, Davidson County, Tennessee 37214. The Corporation’s registered agent at the registered office is Edwin W. Moats, Jr.
     3. Principal Office. The address of the principal office of the Corporation is 565 Marriott Drive, Suite 490, Nashville, Davidson County, Tennessee 37214.
     4. Corporation for Profit. The Corporation is for profit.
     5. Authorized Shares. The Corporation shall have authority, acting by its board of directors, to issue not more than twenty million (20,000,000) shares divided into classes as follows:
     (a) Fifteen million (15,000,000) shares shall be shares of common stock, each with a par value of one cent ($.01) (“Common Stock”). All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
     (b) Five million (5,000,000) shares shall be shares of preferred stock, each with a par value of one cent ($.01) (“Preferred Stock”).
     (i) The board of directors is hereby authorized to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution, as hereinafter provided, and shall have such distinctive designations as may be stated in the articles of amendment providing for the issue of such stock adopted by the board of directors. In such articles of amendment providing for the issuance of shares of each particular series, the board of directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law except insofar as such rights and preferences are fixed herein. Such authorization in the board of directors shall expressly include the authority to fix and determine the relative rights and preferences of such shares in the following respects:
     (A) The rate of dividend;
     (B) Whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;
     (C) The amount payable upon shares in the event of voluntary and involuntary liquidation;
     (D) The purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;
     (E) The terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;
     (F) Whether or not shares have voting rights, and the extent of such voting rights, if any, including the number of votes per share; and
     (G) Whether or not shares shall be cumulative, non-cumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.
All shares of the Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the board of directors as hereinabove provided in this paragraph and which may vary among the series. Different series of the Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes, except when such voting by classes is expressly required by law.
     (ii) The holders of Preferred Stock are entitled to receive, when and as declared by the board of directors, but only from funds legally available for the payment of dividends, cash dividends at the annual rate for each particular series as theretofore fixed and determined by the board of directors as hereinbefore authorized, and no more; such dividends to be payable before any dividend on Common Stock shall be paid or set apart for payment. Arrearages in the payment of dividends shall not bear interest.
     (iii) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount in cash for each share equal to the amount fixed and determined by the board of directors in any articles of amendment providing for the issue of any particular series of Preferred Stock, plus an amount equal to any dividends payable to such holder which are then unpaid, either under the provisions of the articles of amendment providing for the issue of such series of Preferred Stock or by declaration of the board of directors, on each such share up to the date fixed for distribution, and no more, before any distribution shall be made to the holders of Common Stock.
     6. Number, Qualifications, Election and Removal of Directors. The Board of Directors of the Corporation shall consist of not less than four (4) nor more than eleven (11) members, the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the vote of at least 75% of the voting power of the shares entitled to vote at a special meeting called for the purpose; provided, however, that in the event all of the outstanding shares of the Corporation are held by fewer than three holders, then the number of directors shall equal the number of shareholders and not be divided into classes as provided by this paragraph 6. Directors need not be residents of the State of Tennessee or shareholders of the Corporation. The Board of Directors shall be divided into three (3) classes of as nearly equal size as possible. Each director elected at the 1995 annual meeting of shareholders shall be classified in the following manner: (a) the directors of Class I shall be elected to one-year terms, (b) the directors of Class II shall be elected to two-year terms and (c) the directors of Class III shall be elected to three-year terms. At each annual meeting of shareholders beginning in 1996, the directors of the class whose term expires at the time of such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election or until their successors shall be elected and qualified. Directors may be removed from office only for cause by either (i) an affirmative vote of holders of 75% or more of the voting power of the shares entitled to vote at a special meeting called for the purpose, or (ii) a majority of the entire Board of Directors at a special meeting called for the purpose. Any vacancy in the Board of Directors arising from the early retirement or removal of a director, or otherwise, may be filled by vote of the remaining directors or the shareholders, and the term of any such director shall be for the balance of the term of the former director.
     Notwithstanding any other provision of this Amended and Restated Charter, the affirmative vote of holders of at least 75% of the voting power of the shares entitled to vote at any election of directors shall be required to amend, alter, change or repeal, or to adopt any part of the Amended and Restated Charter inconsistent with the purpose and intent of, this Paragraph 6.
     7. Limitation on Directors’ Liability.
     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act, as amended from time to time.
     (b) If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the foregoing by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     8. Indemnification.
     (a) The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”) . The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (1) in any proceeding by the Corporation against such indemnitee; or (2) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (i) any breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act.
     (b) The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to paragraph 8(a), are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are nonexclusive of other similar rights which may be granted by law, this Amended and Restated Charter, the bylaws, a resolution of the board of directors or shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.
     (c) Any repeal or modification of the provisions of this paragraph 8, either directly or by the adoption of an inconsistent provision of this Amended and Restated Charter, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph 8 which occur subsequent to the effective date of such amendment.
     9. Express Powers of Board of Directors. In furtherance of and not in limitation of the powers conferred by statute, the Corporation is expressly authorized, acting upon the authority of the board of directors and without the approval of the shareholders, to:
     (a) Issue shares of any class or series as a share dividend in respect of shares of the same class or series or any other class or series;
     (b) Fix or change the number of directors, including an increase or decrease in the number of directors;
     (c) Determine, establish or modify, in whole or in part, the preferences, limitations and relative rights of (i) any class of shares before the issuance of any shares of that class, or (ii) one or more series within a class before the issuance of any shares of that series. The board of directors is further authorized to amend this Amended and Restated Charter, without shareholder action, to set forth such preferences, limitations and relative rights; and
     (d) Determine, in accordance with law, the method by which vacancies occurring on the board of directors are to be filled.
     10. Tennessee Control Share Acquisition Act. Control share acquisitions respecting the shares of the Corporation shall be governed by and subject to the provisions of the Tennessee Control Share Acquisition Act, as amended, including Sections 48-35-308 (redemption of control shares) and 48-35-309 (appraisal of shares of dissenting shareholders) thereof.

LOGAN’S ROADHOUSE, INC.
Dated: May 26, 1995	By:	/s/ ILLEGIBLE
President

ATTEST:

/s/ ILLEGIBLE Secretary

ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED CHARTER
OF
LOGAN’S ROADHOUSE, INC.
     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act (the “Act”), Logan’s Roadhouse, Inc. (the “Corporation”) hereby adopts the following Articles of Amendment to its Amended and Restated Charter:
1.	The name of the Corporation is Logan’s Roadhouse, Inc.

2.	The Corporation hereby amends Paragraph 6 of its Amended and Restated Charter to read, in its entirety, as follows:

“6. Board of Directors. The Board of Directors of the Corporation shall consist of that number of directors as shall be determined from time to time by resolution of the Board of Directors.”
     3. The amendment does not involve the exchange, reclassification or cancellation of any issued shares of capital stock.
     4. The amendment was duly adopted by the Board of Directors and the shareholders of the Corporation on March 18, 2002.
     5. The shareholders and the Board of Directors of the Corporation adopted the foregoing amendment in accordance with Section 48-20-103 of the Act pursuant to unanimous written consents executed in accordance with Sections 48-17-104 and 48-18-202, respectively, of the Act.
     6. These Articles of Amendment are to be effective upon filing with the Tennessee Secretary of State.
     Executed on this 18th day of March 2002 by the undersigned duly authorized officer.

LOGAN’S ROADHOUSE, INC.
By:	/s/ James F. Blackstock
James F. Blackstock, Assistant Secretary